Exhibit 99.2


                       NEW ENGLAND COMMUNITY BANCORP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned shareholder of New England Community Bancorp, Inc. hereby appoints David A. Lentini and Anson C. Hall, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Special Meeting of shareholders to be held at 10:00 a.m., local time, on Tuesday, November 9, 1999, at The Hartford Golf Club, 134 Norwood Road, West Hartford, Connecticut, 06117-2238, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

          This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: (1) TO APPROVE AND ADOPT AN AGREEMENT AND PLAN OF MERGER, DATED AS OF JUNE 29, 1999, BETWEEN WEBSTER FINANCIAL CORPORATION AND NEW ENGLAND COMMUNITY BANCORP, INC., PURSUANT TO WHICH NECB WILL BE ACQUIRED BY WEBSTER, THE MERGER PROVIDED FOR THEREIN, AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE AGREEMENT AND PLAN OF MERGER; AND (2) ANY OTHER BUSINESS IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE NECB BOARD OF DIRECTORS. The undersigned may revoke this proxy at any time before it is voted by (i) delivering to Anson C. Hall, Vice President and Treasurer of NECB a written notice of revocation before the special meeting,
(ii) delivering to NECB a duly executed proxy bearing a later date before the special meeting, or (iii) by attending the special meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of a Notice of a Special Meeting of NECB and the joint proxy statement/prospectus of Webster and NECB dated ______, 1999.

         If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

         PROPOSAL 1:
                  To approve and adopt the agreement and plan of merger, dated as of June 29, 1999, between Webster Financial Corporation and New England Community Bancorp, Inc., the merger of NECB into Webster and the other transactions contemplated by the merger agreement, as described in the joint proxy statement/prospectus.

                  [__]   FOR            [___]  AGAINST          [___]   ABSTAIN


         PROPOSAL 2:
                  The proxies are authorized to vote upon such other business as may properly come before the special meeting, or any adjournments or postponements of the meeting, including, without limitation, a motion to adjourn the special meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the merger agreement and the merger or otherwise.


           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)


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                                        Date:
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                                        Signature(s)   of    Shareholder(s)   or
                                        Authorized Representative(s)

                                        Please  date  and sign  exactly  as your
                                        name  appears on this proxy  card.  Each
                                        executor,    administrator,     trustee,
                                        guardian,   attorney-in-fact  and  other
                                        fiduciary  should sign and  indicate his
                                        or her full  title.  When stock has been
                                        issued  in  the  name  of  two  or  more
                                        persons,   all  persons   should   sign.